UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 20, 2022

Blue Dolphin Energy Company
(Exact name of registrant as specified in its charter)

Delaware	0-15905	73-1268729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Travis Street, Suite 2100

Houston, TX 77002

(Address of principal executive office and zip code)

(713) 568-4725

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BDCO	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events.

On June 9, 2022, Blue Dolphin Services Co. (“BDSC”), a wholly owned subsidiary of Blue Dolphin Energy Company (“BDEC”), paid all past due obligations totaling approximately $0.2 million to TR 801 Travis LLC (“Building Lessor”), the lessor on its principal office lease dated effective January 1, 2018 (the “Office Lease”). As a result, Building Lessor considered the prior Office Lease default cured and granted BDSC access to the leased space.

As previously reported, in March 2021, BDSC defaulted on the Office Lease due to non-payment of rent. In May 2021, BDSC and Building Lessor reached an agreement to cure the default pursuant to a fourth amendment to the Office Lease (the “Lease Amendment”). Under the Lease Amendment, Building Lessor agreed to defer BDSC’s past due obligations, including rent installments and other charges totaling approximately $0.1 million in equal monthly installments beginning in June 2021, and continuing through the Office Lease expiration in August 2023.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2022

Blue Dolphin Energy Company

/s/ JONATHAN P. CARROLL
Jonathan P. Carroll Chief Executive Officer, President, Assistant Treasurer and Secretary (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

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